Exhibit 99.1

SWISHER HYGIENE INC. ANNOUNCES SETTLEMENT
OF U.S. CLASS ACTION LAWSUITS

CHARLOTTE, N.C. – February 6, 2014 – Swisher Hygiene Inc. (“Swisher”) (NASDAQ: SWSH) (TSX: SWI), a leading provider of essential hygiene and sanitizing products and services, announced  today that it has entered into a Stipulation of Compromise and Settlement (the “Settlement”) with the Lead Plaintiffs in the consolidated class action lawsuits filed in the U.S. against the Company.  Pursuant to the Settlement, which remains subject to Court approval, the Company has agreed to pay $5.5 million (the “Settlement Payment”) to a Settlement Fund.  The Settlement Payment is reimbursable by Swisher’s insurer.  Plaintiffs acting on their behalf and on behalf of all Class Members, have agreed to dismiss all claims in the class action against Swisher and the individual defendants with prejudice.  The Lead Plaintiff and its Claims Administrator will manage the administration and distribution of the Settlement Fund among the Class Members and the payment of expenses therefrom, subject to Court approval.

“While we have been well represented by our counsel and confident of our litigation position, we believe putting this matter behind us is in the best interest of our customers, employees and shareholders so that we can remain focused on our business,” said Richard L. Handley, Chairman of the Board of Swisher.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to Swisher including information obtained by Swisher from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com, and Swisher’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information.  Swisher disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitizing solutions to customers throughout much of North America and internationally through its network of company-owned operations, franchises and master licensees. These solutions include essential products and services that are designed to promote superior cleanliness and sanitation in commercial environments, while enhancing the safety, satisfaction and well-being of employees and patrons. These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher’s customers with: (i) consumable products such as detergents, cleaning chemicals, soap, paper and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products; (ii) the rental of facility service items requiring regular maintenance and cleaning, such as floor mats, mops, bar towels, and linens; and (iii) manual cleaning of their facilities. Swisher serves customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:
Amy Simpson
Phone: (704) 602-7116

Garrett Edson, ICR
Phone: (203) 682-8331